EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2014,  with respect to the consolidated financial statements of Pure Bioscience, Inc., appearing in the Annual Report on Form 10-K of Pure Bioscience, Inc. for the years ended July 31, 2014 and 2013.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

June 19, 2015